UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2013

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of Incorporation)	(Commission File N umber)	(I.R.S. Employer Identification No.)

9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 997-4600

Not Applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 29, 2012, Insmed Incorporated (the “Company”) and its domestic subsidiaries, as co-borrowers, entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc. (“Hercules”), under which the Company has borrowed an aggregate of $20 million.  The term loan bears interest at a rate per annum equal to the greater of (i) 9.25% and (ii) 9.25% plus the sum of the prevailing prime rate minus 4.50%.  In accordance with the Loan Agreement, the Company currently is making interest-only payments.  On November 25, 2013, the Company and Hercules entered into an amendment (the “Amendment”) of the Loan Agreement.  Pursuant to the Amendment, the interest-only period has been extended through June 30, 2014 and the first monthly principal payment is scheduled for July 1, 2014.  The Amendment also allows the Company to further extend the interest-only period through December 31, 2014 and delay the first payment of principal until January 1, 2015, so long as the Company pays a $100,000 fee and obtains positive data from its Target-112 Phase II NTM Trial.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 26, 2013

INSMED INCORPORATED

By:	/s/ Christine Pellizzari
Name:	Christine Pellizzari
Title:	General Counsel and Corporate Secretary